Exhibit 3.1

                RESOLVED, that pursuant to Article V Section 1 of the By-Laws of the Trust dated as of December 31, 2003 (the “By-Laws”), Article VI, Section 6 of the By-Laws is hereby amended, effective as of the closing of the Sale, by renumbering current paragraphs (h) and (i) as paragraphs (i) and (j) and by inserting a new paragraph (h) which shall read as follows:

“(h) (I) Notwithstanding any other provision of this Section 6, paragraphs (a) and (b) hereto shall not apply to Halcyon Structured Opportunities Fund, L.P. and Halcyon Fund, L.P. (collectively, “Halcyon”) and any Halcyon Permitted Transferee (as hereinafter defined), as long as and on the condition that (i) no person who or which is a beneficial owner of Halcyon or of such Halcyon Permitted Transferee owns indirectly (based solely on such person’s percentage ownership of Series B-1 Preference Shares through Halcyon or through such Halcyon Permitted Transferee) 9.8% or more of the Series B-1 Preference Shares, and (ii) none of Halcyon, any Halcyon Permitted Transferee or any of their respective affiliates, as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (“Affiliates”), owns or acquires ownership of any Securities other than (A) the shares of Series B-1 Preference Shares initially acquired by Halcyon in February 2005 (the “Halcycon Shares”) and any Shares issued on the conversion thereof in accordance with their terms, (B) any Shares issued in connection with the exercise by Halcyon or a Halcyon Permitted Transferee of rights (other than over-subscription rights) to purchase Shares pursuant to Section 11 of the Certificate of Designations, and (C) any Additional Securities (but not Extra Additional Securities) as such terms are defined in the Investors Rights Agreement (the “Investors’ Rights Agreement”), dated as of February 28, 2004, by and among the Trust, Michael Ashner, Peter Braverman and the investors, issued as a result of the exercise by Halcyon of its Preemptive Rights under the Investors’ Rights Agreement.  A Halcyon Permitted Transferee means any Beneficial Holder or Institutional Investor or Affiliate of Halcyon (as such terms are defined in the Investors’ Rights Agreement), other than HBK and King Street and their respective Affiliates, who acquires the Halcyon Shares.

               (h) (II) Notwithstanding any other provision of this Section 6, paragraphs (a) and (b) hereto shall not apply to HBK Fund, L.P. (“HBK”) and any HBK Permitted Transferee (as hereinafter defined), as long as and on the condition that (i) no person who or which is a beneficial owner of HBK or of such HBK Permitted Transferee owns indirectly (based solely on such person’s percentage ownership of Series B-1 Preference Shares through HBK or through such HBK Permitted Transferee) 9.8% or more of the Series B-1 Preference Shares, and (ii) none of HBK, any HBK Permitted Transferee or any of their respective Affiliates owns or acquires ownership of any Securities other than (A) the shares of Series B-1 Preference Shares initially acquired by HBK in February 2005 (the “HBK Shares”) and any Shares issued on the conversion thereof in accordance with their terms, (B) any Shares issued in connection with the exercise by HBK or an HBK Permitted Transferee of rights (other than over-subscription rights) to purchase Shares pursuant to Section 11 of the Certificate of Designations, (C) any Additional Securities (but not Extra Additional Securities) issued as a result of the exercise by HBK of its Preemptive Rights under the Investors’ Rights Agreement and (D) 180,000 Shares currently owned by HBK.  An HBK Permitted Transferee means any Beneficial Holder, Institutional Investor or Affiliate of HBK, other than Halcyon and King Street and their respective Affiliates, who acquires the HBK Shares.

               (h) (III) Notwithstanding any other provision of this Section 6, paragraphs (a) and (b) hereto shall not apply to King Street Capital, L.P. (“King Street”) and any King Street Permitted Transferee (as hereinafter defined), as long as and on the condition that (i) no person who or which is a beneficial owner of King Street or of such King Street Permitted Transferee owns indirectly (based solely on such person’s percentage ownership of Series B-1 Preference Shares through King Street or through such King Street Permitted Transferee) 9.8% or more of the Series B-1 Preference Shares, and (ii) none of King Street, any King Street Permitted Transferee, or any of their respective Affiliates owns or acquires ownership of any Securities other than (A) the shares of Series B-1 Preference Shares initially acquired by King Street in February 2005 (the “King Street Shares”) and any Shares issued on the conversion thereof in accordance with their terms, (B) any Shares issued in connection with the exercise by King Street or a King Street Permitted Transferee of rights (other than over-subscription rights) to purchase Shares pursuant to Section 11 of the Certificate of Designations, and (C) any Additional Securities (but not Extra Additional Securities) issued as a result of the exercise by King Street of its Preemptive Rights under the Investors’ Rights Agreement.  A King Street Permitted Transferee means any Beneficial Holder, Institutional Investor or Affiliate of King Street, other than Halcyon and HBK and their respective Affiliates, who acquires the King Street Shares.”